Exhibit 10.4

GRANT OF SECURITY INTEREST
IN UNITED STATES TRADEMARKS

This GRANT OF SECURITY INTEREST IN UNITED STATES TRADEMARKS (“Grant”), dated as of March 27, 2014 is made by Walter Energy, Inc., a Delaware corporation (the “Grantor”) with principal offices at 3000 Riverchase Galleria, Suite 1700, Birmingham, AL 35244, in favor of Wilmington Trust, National Association, as Collateral Agent, with offices at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402 (the “Agent”) for the benefit of the Secured Parties (as defined in the Second-Lien Notes Collateral Agreement as defined below) pursuant to that certain Second-Lien Notes Collateral Agreement, dated as of March 27, 2014 (as amended, modified, restated, supplemented or otherwise modified from time to time, the “Second-Lien Notes Collateral Agreement”), among Walter Energy, Inc. (the “Company”), and other grantors from time to time party thereto (together with the Company, the “Grantors”) and the Agent.

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, Grantor hereby grants to the Agent, for the benefit of the Secured Parties, a continuing security interest in (i) all of the Grantor’s right, title and interest in, to and under to the United States trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto and (ii) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Second-Lien Notes Obligations, as such term is defined in the Second-Lien Notes Collateral Agreement for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office.

The rights and remedies of the Agent with respect to the security interest granted herein are as set forth in the Second-Lien Notes Collateral Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Grant are deemed to conflict with the Second-Lien Notes Collateral Agreement, the provisions of the Second-Lien Notes Collateral Agreement shall govern.

THIS GRANT may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

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IN WITNESS WHEREOF, the undersigned have executed this Grant as of the date first written above.

WALTER ENERGY, INC., as Grantor

By	Earl H. Doppelt
	Name:	Earl H. Doppelt
	Title:	Executive Vice President, General Counsel and Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By	/s/ Timothy P. Mowdy
	Name:	Timothy P. Mowdy
	Title:	Administrative Vice President

Schedule A: U.S. Registered Trademarks

Mark	Application or Registration Number
BLUE CREEK COAL	85/044679
WALTER COKE	4268529
W WALTER ENERGY AND DESIGN	4264857
WALTER MINERALS	4264850
WALTER ENERGY	4264849